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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                IMPERIAL CREDIT COMMERCIAL MORTGAGE INVESTMENT
                      CORP. ANNOUNCES QUARTERLY DIVIDEND


LOS ANGELES, CALIFORNIA, March 24, 1998. Imperial Credit Commercial Mortgage Investment Corp. (Nasdaq:ICMI) today announced that its Board of Directors has declared a cash dividend of $0.24 per share of Common Stock for the quarter ending March 31, 1998. The dividend will be payable on April 14, 1998, to shareholders of record at the close of business on March 31, 1998.

"We are extremely pleased with our performance from the date of our initial public offering on October 22, 1997," said Mark S. Karlan, President and CEO of the Company. "We are achieving our investment and yield objectives, and our results to date are well within the range that we established for ourselves at the time of our initial public offering. We expect to announce our first quarter investments in early April."

Imperial Credit Commercial Mortgage Investment Corp. is a real estate investment trust that invests primarily in performing multifamily and commercial mortgage loans, real property and interests in multifamily and commercial mortgage backed securities.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by the use of forward-looking terminology such as "may," "will," "intend," "should," "expect," "anticipate," "estimate" or "continue" or the negatives thereof or other comparable terminology. The Company's actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in the Company's Registration Statement on Form S-11 filed with the Securities and Exchange Commission.

For further information, please contact Karen Montandon at (310) 791-8022.